UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2025

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

Note Conversion Agreement

As previously disclosed, on June 24, 2025, Charles & Colvard, Ltd. (the “Company”) entered into a Convertible Secured Note Purchase Agreement (the “Note Purchase Agreement”) with Ethara Capital LLC (the “Holder”), a Delaware limited liability company. James Tu, Chairman of the Company’s Board of Directors (the “Board”), and Ruten Bhanderi, a member of the Board, might be considered affiliates of the Holder. In connection with the Note Purchase Agreement, the Company issued a convertible secured note (the “Note”) to the Holder for an aggregate total purchase price of $2.0 million, issued in two tranches: (i) an initial closing in the amount of $500,000 on July 3, 2025, and (ii) a subsequent and final closing of $1.5 million on July 21, 2025. On August 29, 2025, the Company entered into a Note Conversion Agreement (the “Note Conversion Agreement”) with the Holder whereby the parties agreed to convert $200,000.00 in principal and accrued but unpaid interest on the Note into 1,353,180 shares of the Company’s common stock at a conversion price of $0.1478 set forth in the Note, which was the 30-day volume weighted average price of the Company’s common stock at the time the Note Purchase Agreement was executed. The foregoing description of the Note Conversion Agreement does not purport to be complete and is qualified in its entirety by the full text of the Note Conversion Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. On August 29, 2025, the Company issued 1,353,180 unregistered shares of its common stock, in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder. The Company’s reliance on Section 4(a)(2) and Rule 506(b) in issuing the shares is based on the following factors: (1) the issuance of the shares is an isolated private transaction by the Company that does not involve a public offering, (2) the Holder is the only recipient of the shares, (3) the negotiations for the issuance of the shares took place directly between the Holder and the Company, and (4) the Holder represented that it is an accredited investor as defined in Rule 501(a) of Regulation D, with sufficient experience and ability to evaluate and bear the risks of the investment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Note Conversion Agreement, dated August 29, 2025, by and between the Company and Ethara Capital LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

September 5, 2025	By	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer